certification

Frederick Baerenz Principal Executive Officer, and Peter Sattelmair, Principal Financial Officer of AOG Institutional Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer
AOG Institutional Fund	AOG Institutional Fund

/s/ Frederick Baerenz	/s/ Peter Sattelmair
Frederick Baerenz	Peter Sattelmair
Date:	June 9 2025	Date:	June 9, 2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AOG Institutional Fund and will be retained by AOG Institutional Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.